UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2006

CRYSTAL INTERNATIONAL TRAVEL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29313	20-0121007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2160 Headquarters Plaza, 10th Floor, Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 973-644-0900

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

On December 1, 2006, Crystal International Travel Group, Inc. (the “Company”), reported as required under Items 1.01 and 3.02 of Form 8-K, that it had executed definitive agreements for the purchase by a large, institutional accredited investor of $400,000 of principal amount of 12% secured promissory note of the Company (“December 1 Form 8-K”).  The Company is hereby filing the following amendment to the December 1 Form 8-K replacing Item 9.01 in its entirety.

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(d) Exhibits.

4.1 Warrant to Purchase Shares of Common Stock issued by Crystal International Travel Group, Inc. to Arnold Income Fund LP as of November 27, 2006 attached hereto.

4.2 Stock Purchase Warrant issued by Crystal International Travel Group, Inc. to AJW Qualified Partners, LLC as of November 27, 2006 attached hereto.

4.3 Stock Purchase Warrant issued by Crystal International Travel Group, Inc. to AJW Offshore, LTD as of November 27, 2006 attached hereto.

4.4 Stock Purchase Warrant issued by Crystal International Travel Group, Inc. to AJW Partners, LLC as of November 27, 2006 attached hereto.

4.5 Stock Purchase Warrant issued by Crystal International Travel Group, Inc. to New Millennium Capital Partners as of November 27, 2006 attached hereto.

4.6 Stock Purchase Warrant issued by Crystal International Travel Group, Inc. to Harborview Masterfund LP as of November 27, 2006 attached hereto

10.1 Secured Note and Warrant Purchase Agreement among Crystal International Travel Group, Inc. and Arnold Income Fund LP as of November 27, 2006 attached hereto.

10.2 Secured Promissory Note Agreement issued by Crystal International Travel Group, Inc. to Arnold Income Fund LP November 27, 2006 attached hereto.

10.3 Security Agreement dated as of November 27, 2006, among Crystal International Travel Group, Inc. and Arnold Income Fund LP November 27, 2006 attached hereto.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on December 15, 2006.

Crystal International Travel Group, Inc.

By:	/s/ Fabrizzio Busso Campana
Fabrizzio Busso Campana
Chief Executive Officer

December 15, 2006